As filed with the Securities and Exchange Commission on January 16, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Linn Energy, LLC

(Exact name of registrant as specified in its charter)

Delaware	65-1177591
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Travis Street, Suite 5100

Houston, Texas 77002

(Address, including zip code, of registrant’s principal executive offices)

Linn Energy, LLC

Amended and Restated

Long-Term Incentive Plan

(Full title of the plan)

Candice J. Wells

Linn Energy, LLC

600 Travis Street, Suite 5100

Houston, Texas 77002

(281) 840-4000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Kelly B. Rose

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Units representing limited liability company interests	8,800,000 units	$32.51(2)	$286,088,000	$36,848

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of units registered hereunder includes such indeterminate number of additional units of the registrant as may be offered or issued under the Linn Energy, LLC Amended and Restated Long-Term Incentive Plan (the “Plan”) to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act. The price for the 8,800,000 units being registered hereby is based on a price of $32.51, which is the average high and low trading prices per unit as reported by the NASDAQ on January 9, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information concerning the Plan required by Item 1 of Form S-8 and the statement of availability of registrant information, plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a) the amendment to the registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2012, filed with the Commission on November 5, 2013;

(b) the registrant’s Quarterly Report on Form 10-Q, filed with the Commission on October 28, 2013;

(c) the amendments to the registrant’s Quarterly Reports on Form 10-Q/A for the quarter ended March 31, 2013 and for the quarter ended June 30, 2013, filed with the Commission on November 5, 2013;

(d) the registrant’s Current Reports on Form 8-K filed with the Commission on February 8, 2013, February 21, 2013, February 28, 2013, April 4, 2013, September 19, 2013, November 4, 2013, November 5, 2013, December 9, 2013 and December 18, 2013; and

(e) the description of the registrant’s units contained in its Registration Statement on Form 8-A (Registration No. 000-51719) filed with the Commission on January 12, 2006, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment or supplement to this Registration Statement or in any document that is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

  Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

  Not Applicable.

Item 6.	Indemnification of Directors and Officers.

The registrant’s limited liability company agreement provides that it will generally indemnify officers and members of its board of directors against all losses, claims, damages or similar events. Subject to any terms, conditions or restrictions set forth in the registrant’s limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever. The registrant has also entered into individual indemnity agreements with each of its executive officers and directors which supplement the indemnification provisions in its limited liability company agreement.

The registrant is authorized to purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether it would have the power to indemnify the person against liabilities under its limited liability company agreement.

Please read “Item 9. Undertakings” for a description of the Commission’s position regarding such indemnification provisions.

Item 7.	Exemption From Registration Claimed.

  Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Document

3.1*	Certificate of Formation of Linn Energy Holdings, LLC (now Linn Energy, LLC) (incorporated herein by reference to Exhibit 3.1 to Registration Statement on Form S-1 (File No. 333-125501) filed by Linn Energy, LLC on June 3, 2005).

3.2*	Certificate of Amendment to Certificate of Formation of Linn Energy Holdings, LLC (now Linn Energy, LLC) (incorporated herein by reference to Exhibit 3.2 to Registration Statement on Form S-1 (File No. 333-125501) filed by Linn Energy, LLC on June 3, 2005).

3.3*	Third Amended and Restated Limited Liability Company Agreement of Linn Energy, LLC dated as of September 3, 2010 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K, filed on September 7, 2010).

3.4*	Amendment No. 1 dated April 23, 2013 to Third Amended and Restated LLC Agreement of Linn Energy LLC, dated September 3, 2010 (incorporated herein by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed by Linn Energy, LLC on April 25, 2013).

4.1*	Form of specimen unit certificate for the units of Linn Energy, LLC (incorporated herein by reference to Exhibit 4.1 to Annual Report on Form 10-K for the year ended December 31, 2005, filed on May 31, 2006).

5.1	Opinion of Baker Botts L.L.P.

10.1*	Linn Energy, LLC Amended and Restated Long-Term Incentive Plan (incorporated herein by reference to Annex D to the Joint Proxy Statement/Prospectus for 2013 Annual Meeting, filed by Linn Energy, LLC on November 14, 2013).

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

23.3	Consent of DeGolyer and MacNaughton.

24.1	Powers of Attorney (included on the signature page herein).

*	Incorporated by reference to the filing indicated.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 16, 2014.

LINN ENERGY, LLC

By:	/s/ Mark E. Ellis
Mark E. Ellis
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Mark E. Ellis, Kolja Rockov and Candice J. Wells, and each of them, each of whom may act without the joinder of the other, his true and lawful attorneys-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Mark E. Ellis Mark E. Ellis	Chairman, President and Chief Executive Officer (Principal Executive Officer)	January 16, 2014

/s/ Kolja Rockov Kolja Rockov	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 16, 2014

/s/ David B. Rottino David B. Rottino	Senior Vice President of Finance, Business Development and Chief Accounting Officer (Principal Accounting Officer)	January 16, 2014

/s/ Michael C. Linn Michael C. Linn	Founder and Director	January 16, 2014

/s/ George A. Alcorn George A. Alcorn	Independent Director	January 16, 2014

/s/ David D. Dunlap David D. Dunlap	Independent Director	January 16, 2014

/s/ Joseph P. McCoy Joseph P. McCoy	Independent Director	January 16, 2014

/s/ Jeffrey C. Swoveland Jeffrey C. Swoveland	Independent Director	January 16, 2014

/s/ Stephen J. Hadden Stephen J. Hadden	Independent Director	January 16, 2014

INDEX TO EXHIBITS

Exhibit Number	Document

3.1*	Certificate of Formation of Linn Energy Holdings, LLC (now Linn Energy, LLC) (incorporated herein by reference to Exhibit 3.1 to Registration Statement on Form S-1 (File No. 333-125501) filed by Linn Energy, LLC on June 3, 2005).

3.2*	Certificate of Amendment to Certificate of Formation of Linn Energy Holdings, LLC (now Linn Energy, LLC) (incorporated herein by reference to Exhibit 3.2 to Registration Statement on Form S-1 (File No. 333-125501) filed by Linn Energy, LLC on June 3, 2005).

3.3*	Third Amended and Restated Limited Liability Company Agreement of Linn Energy, LLC dated as of September 3, 2010 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K, filed on September 7, 2010).

3.4*	Amendment No. 1 dated April 23, 2013 to Third Amended and Restated LLC Agreement of Linn Energy LLC, dated September 3, 2010 (incorporated herein by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed by Linn Energy, LLC on April 25, 2013).

4.1*	Form of specimen unit certificate for the units of Linn Energy, LLC (incorporated herein by reference to Exhibit 4.1 to Annual Report on Form 10-K for the year ended December 31, 2005, filed on May 31, 2006).

5.1	Opinion of Baker Botts L.L.P.

10.1*	Linn Energy, LLC Amended and Restated Long-Term Incentive Plan (incorporated herein by reference to Annex D to the Joint Proxy Statement/Prospectus for 2013 Annual Meeting, filed by Linn Energy, LLC on November 14, 2013).

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

23.3	Consent of DeGolyer and MacNaughton.

24.1	Powers of Attorney (included on the signature page herein).

*	Incorporated by reference to the filing indicated.